SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

            Registration Statement Under the Securities Act of 1933
      Filed with the Securities and Exchange Commission on April 28, 1999

                          UMPQUA HOLDINGS CORPORATION
            (Exact name of registrant as specified in its charter)


Oregon                        000-25597                                  93-1261319
(State of incorporation) (Commission File No.) (I.R.S. Employer Identification No.)

445 S.E. Main Street., Roseburg, Oregon, 97470
(541) 440-3963
(Address of principal executive office and registrant's telephone number)

                 UMPQUA HOLDINGS CORPORATION STOCK OPTION PLAN
                           (Full title of the plan)

            Raymond P. Davis, President and Chief Executive Officer
                 445 S.E. Main Street, Roseburg, Oregon 97470
                                (541) 440-3963
           (Name, address and telephone number of agent for service)

                                  Copies to:
                            Andrew H. Ognall, Esq.
                         Foster Pepper & Shefelman LLP
              101 S.W. Main St., 15th Fl., Portland, Oregon 97204

                               CALCULATION OF REGISTRATION FEE
 ------------------ -------------- -------------------- ------------------- --------------------
 Title of           Number of      Proposed Maximum     Proposed Maximum    Amount of
 Securities Being   Shares Being   Offering Price Per   Aggregate           Registration Fee
 Registered         Registered     Share                Offering Price
                    (1)
 ------------------ -------------- -------------------- ------------------- --------------------
 ------------------ -------------- -------------------- ------------------- --------------------
 Common Stock       130,000        $12.00               $1,560,000.00       $433.68
 Common Stock       256,425        $2.6956              $691,219.23         $192.16
 Common Stock       20,000         $5.25                $105,000.00         $29.19
 Common Stock       20,000         $5.875               $117,500.00         $32.67
 Common Stock       20,000         $8.625               $172,500.00         $47.96
 Common Stock       8,800          $10.25 (2)           $90,200.00          $25.08
 Common Stock       13,800         $3.804               $52,495.20          $14.59
 Common Stock       652,375        $10.25 (2)           $6,686,843.75       $1,858.94
 ------------------ -------------- -------------------- ------------------- --------------------

(1) The shares of common stock represent the number of shares with respect to which options have been granted or may be granted under the Umpqua Holdings Corporation Stock Option Plan. In addition, pursuant to Rule 416, this Registration Statement also covers an indeterminate number of additional shares which may be issuable as a result of the anti-dilution provisions of the Umpqua Holdings Corporation Stock Option Plan.

(2) The maximum offering price for the shares cannot presently be determined as the offering price is established at the time options are granted. Pursuant to Rule 457(h), the offering price is estimated based on the last sale price reported for the common stock on NASDAQ on April 26, 1999.

                                EXPLANATORY NOTE

      This Registration Statement includes a Prospectus, prepared in accordance with the requirements of Form S-3, which may be used for reofferings and resales of securities registered under this Registration Statement. The securities have been or may be issued upon the exercise of stock options granted under our Stock Option Plan.

      As of the close of business on March 12, 1999, South Umpqua Bank completed a reorganization pursuant to a Plan of Exchange, dated November 9, 1998, to become a subsidiary of Umpqua Holdings Corporation (the registrant and then a newly formed bank holding company). Prior to the consummation of the reorganization, South Umpqua Bank common stock was registered under section 12(g) of the Securities Exchange Act of 1934. Pursuant to Section 13 of the Exchange Act, South Umpqua Bank filed reports and proxy statements with the FDIC.

      The Plan of Exchange provided that each outstanding share of South Umpqua Bank common stock would be acquired by Umpqua Holdings Corporation in exchange for one newly issued share of Umpqua Holdings Corporation's common stock. As a result, Umpqua Holdings Corporation became the sole shareholder of South Umpqua Bank and the shareholders of South Umpqua Bank became shareholders of Umpqua Holdings Corporation.

      Pursuant to SEC Rule 12g-3(a), Umpqua Holdings Corporation is the successor issuer and the common stock of Umpqua Holdings Corporation is deemed to be registered pursuant to section 12(g) of the Exchange Act. Umpqua Holdings Corporation has assumed South Umpqua Bank's reporting obligations and files reports and proxy information with the SEC.

      The Plan of Exchange also provided that South Umpqua Bank's 1995 Stock Option Plan became the Umpqua Holdings Corporation Stock Option Plan and each outstanding option, warrant or other right to acquire common stock of South Umpqua bank was converted into an option, warrant or other rights, as the case may be, to acquire Umpqua Holdings Corporation common stock.

         PART I--INFORMATION REQUIRED IN THE SECTION 10(a) PROPSPECTUS

      In accordance with the instructions to Part I of Form S-8, the information required to be set forth in Part I of Form S-8 has been omitted from this Registration Statement.


          PART II--INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

      The   following   documents  are   incorporated   by  reference  in  this
registration statement:

      (a) The latest annual report of South Umpqua Bank for the fiscal year ended December 31, 1998, filed with the FDIC on Form 10-K.

      (b) All other reports of South Umpqua Bank and Umpqua Holdings Corporation filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since December 31, 1998.

      (c) The description of the common stock for South Umpqua Bank contained in the registration statement filed with the FDIC on Form 10 and declared effective on April 1, 1998, by the FDIC as updated for Umpqua Holdings Corporation by the Description of Securities in
           Item 4 of this registration statement.

      All documents subsequently filed by Umpqua Holdings Corporation pursuant to sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of filing of such documents.

Item 4.    Description of Securities.

      Pursuant to SEC Rule 12g-3, upon completion of the reorganization of South Umpqua Bank as a subsidiary of Umpqua Holdings Corporation, the common stock of Umpqua Holdings Corporation is deemed to be registered under Section 12 of the Exchange Act as the successor to South Umpqua Bank. A description of the Umpqua Holdings Corporation common stock has not been previously filed. This Item sets forth the information required by Item 202 of Regulation S-K.

      The authorized capital stock of Umpqua Holdings Corporation consists of 20,000,000 shares of common stock and 2,000,000 shares of preferred stock. No shares of preferred stock are issued and outstanding. As of April 19, 1999, 7,660,352 shares of common stock, held by approximately 600 shareholders of record, were issued and outstanding.

      Each outstanding share of common stock has the same relative rights and preferences as each other share, including voting rights and the rights to net assets of Umpqua Holdings Corporation upon liquidation. Each outstanding share of common stock is entitled to one vote on matters considered by shareholders. Holders of common stock may not accumulate votes in the election of directors and are not entitled to preemptive rights.

      The terms of the preferred stock are not definitively established in the Articles of Incorporation. The Board of Directors or shareholders may designate a series of preferred stock. All shares of a series of preferred stock will have preferences, limitations and relative rights identical to those of all the other shares of that series.

      The Board of Directors is authorized to issue or sell additional capital stock, at its discretion and for fair value, and to issue future cash or stock dividends without shareholder approval.

Item 5.    Interests of Named Experts and Counsel.

      Foster  Pepper &  Shefelman  LLP,  special  counsel  to  Umpqua  Holdings
Corporation, is passing upon the validity of the common stock being registered. A partner of Foster Pepper & Shefelman LLP owns 25,036 shares of common stock.

Item 6.    Indemnification of Directors and Officers.

      Under the Oregon Business Corporation Act (Oregon Revised Statutes Sections 60.387 to 60.414), applicable to Umpqua Holdings Corporation, a person who is made a party to a proceeding because such person is or was an officer or director of a corporation may be indemnified by the corporation against liability incurred by such person in connection with the proceeding if (i) the person's conduct was in good faith and in a manner he or she reasonably believed was in the corporation's best interest or at least not opposed to its best interests and (ii) if the proceeding was a criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful. Indemnification is not permitted if the person was adjudged liable to the corporation in a proceeding by or in the right of the corporation, or if the person was adjudged liable on the basis that he or she improperly received a personal benefit. Unless the articles of the corporation provide otherwise, such indemnification is mandatory if the person is wholly successful on the merits or otherwise, or if ordered by a court of competent jurisdiction.

      The Oregon Business Corporation Act also provides that a company's articles of incorporation may limit or eliminate the personal liability of a director to the corporation or its shareholders for monetary damages for conduct as a director, provided that no such provision shall eliminate the liability of a director for (i) any breach of the directors' duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(iii) any unlawful distribution; or (iv) any transaction from which the director derived an improper personal benefit.

      Our Articles of Incorporation provide that we will indemnify our directors and officers, to the fullest extent permissible under the Oregon Business Corporation Act against all expense liability and loss (including attorney fees) incurred or suffered by reason of service as a director or officer or is or was serving at our request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

      The effect of these provisions is to limit the liability of directors for monetary damages, and to indemnify our directors and officers for all costs and expenses for liability incurred by them in connection with any action, suit or proceeding in which they may become involved by reason of their affiliation with us, to the fullest extent permitted by law. These provisions do not limit our rights or any shareholder's rights to seek non-monetary relief, and do not affect a director's or officer's responsibilities under any other laws, such as securities or environmental laws.

Item 7.    Exemption from Registration Claimed.

      The Prospectus contained in this Registration Statement includes 8,800 shares issued by Umpqua Holdings Corporation to an executive officer upon the exercise of his stock options. We issued these shares in reliance upon section 4(2) of the Securities Act of 1933.

Item 8.    Exhibits.

      The exhibits required by Item 601 of Regulation S-K being filed herewith are

      Exhibit 3.1--Articles of Incorporation of Umpqua Holdings Corporation
      Exhibit 3.2--Bylaws of Umpqua Holdings Corporation
      Exhibit 4--Specimen Stock Certificate
      Exhibit 5--Opinion of Foster Pepper & Shefelman LLP
      Exhibit 23.1--Consent of KPMG Peat Marwick LLP
      Exhibit 23.2--Consent  of Foster Pepper & Shefelman  (Included in Exhibit
              5.1)
      Exhibit 99--Umpqua Holdings Corporation Stock Option Plan

Item 9.    Undertakings.

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any  material  information  with respect to the
                plan  of   distribution   not   previously   disclosed  in  the
                registration   statement  or  any   material   change  to  such
                information in the registration statement.

      Paragraphs (i) and (ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering.

                                  PROSPECTUS

                          UMPQUA HOLDINGS CORPORATION
                 445 S.E. Main Street, Roseburg, Oregon 97470
                                (541) 440-3963


                       1,121,400 Shares of Common Stock


      This Prospectus relates to the offer and sale by executive officers and directors of Umpqua Holdings Corporation of up to 1,121,400 shares of Umpqua Holdings Corporation common stock which have been or may be issued upon exercise of options granted under the Umpqua Holdings Corporation Stock Option Plan.

      Umpqua Holdings Corporation will not receive any of the proceeds from the sale of the shares. All of the shares may be offered for sale from time to time in the market or in privately negotiated transactions. The selling shareholders will pay any brokerage fees or commissions relating the sale of their shares.

      The common stock is quoted on the NASDAQ National Market System under the symbol "UMPQ."

      The common stock offered by this Prospectus involves a high degree of risk. The Risk Factors section, which begins on page 2, should be considered carefully.

      The date of this Prospectus is April 28, 1999.


                             _____________________


      Neither the Securities Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                             _____________________

                                 RISK FACTORS

Our geographic concentration exposes us to risks of adverse changes in the local economy.

      Umpqua Holdings Corporation conducts a large portion of its business in the communities of Douglas County, Oregon. The region depends primarily on forest products, agriculture, manufacturing, tourism, and government industries. As a result of the geographic concentration of our business, adverse economic developments in Douglas County which can have the effect of decreasing income and economic activity, can negatively affect our business and financial condition.

The loss of key personnel could hurt our operations.

      The success of Umpqua Holdings Corporation depends on our ability to attract and retain high quality management. In particular, Raymond P. Davis, our President and Chief Executive Officer, has been important to our success and pivotal to our continued growth. The loss of Mr. Davis or other senior executive officers could adversely impact our operations and future growth. We have an employment contract with Mr. Davis through the Year 2000. We do not maintain key person life insurance policies for any of the executive officers.

Regulatory burdens can limit our growth and profitability.

      Bank holding companies and their subsidiary banks are subject to extensive regulation. These regulations are generally intended to protect our deposit customers without regard to our shareholders. Regulatory restrictions could limit our ability to compete and could adversely affect our profitability.

      Moreover, Umpqua Holdings Corporation is dependent on its wholly owned bank subsidiary, South Umpqua Bank, for revenues to pay operating expenses and to pay dividends to shareholders. South Umpqua Bank is subject to a variety of state and federal banking regulations that could limit its ability to pay dividends to Umpqua Holdings Corporation if these payments might adversely affect South Umpqua Bank's financial condition.

Our charter provisions may discourage a take-over, preventing a potential increase in share value.

      Our Articles of Incorporation provide that the board of directors, when evaluating any offer of another party to make a tender or exchange offer or for the acquisition, merger or other form of business combination with Umpqua Holdings Corporation, may consider factors not necessarily in the interests of shareholders. These factors include the state and national economy, and the social, legal, and economic effects on employees, customers and suppliers.

      Our Articles also provide for a staggered board of directors, meaning approximately one-third of the director positions are filled each year.
Also, the Articles provide directors may only be removed from their positions for cause.

      These provisions make it difficult for a dissident shareholder to remove the entire board at one time and may discourage potential acquirors. As a result, you may not benefit from the increase in share value that a take-over might cause.

                                USE OF PROCEEDS

      All of the shares are being offered for the account of selling shareholders. Umpqua Holdings Corporation will not receive any proceeds from the sale of the shares being offered. See "Selling Shareholders."


                           DESCRIPTION OF SECURITIES

      The authorized capital stock of Umpqua Holdings Corporation consists of 20,000,000 shares of common stock and 2,000,000 shares of preferred stock.
No shares of preferred stock are issued and outstanding. As of April 19, 1999, 7,660,352 shares of common stock, held by approximately 600 shareholders of record, were issued and outstanding.

      Each outstanding share of common stock has the same relative rights and preferences as each other share, including voting rights and the rights to net assets of Umpqua Holdings Corporation upon liquidation. Each outstanding share of common stock is entitled to one vote on matters considered by shareholders. Holders of common stock may not accumulate votes in the election of directors and are not entitled to preemptive rights.

      The terms of the preferred stock are not definitively established in the Articles of Incorporation. The Board of Directors or shareholders may designate a series of preferred stock. All shares of a series of preferred stock will have preferences, limitations and relative rights identical to those of all the other shares of that series.

      The Board of Directors is authorized to issue or sell additional capital stock, at its discretion and for fair value, and to issue future cash or stock dividends without shareholder approval.

      Under the Oregon Business Corporation Act (Oregon Revised Statutes Sections 60.387 to 60.414), applicable to Umpqua Holdings Corporation, a person who is made a party to a proceeding because such person is or was an officer or director of a corporation may be indemnified by the corporation against liability incurred by such person in connection with the proceeding if (i) the person's conduct was in good faith and in a manner he or she reasonably believed was in the corporation's best interest or at least not opposed to its best interests and (ii) if the proceeding was a criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful. Indemnification is not permitted if the person was adjudged liable to the corporation in a proceeding by or in the right of the corporation, or if the person was adjudged liable on the basis that he or she improperly received a personal benefit. Unless the articles of the corporation provide otherwise, such indemnification is mandatory if the person is wholly successful on the merits or otherwise, or if ordered by a court of competent jurisdiction.

      The Oregon Business Corporation Act also provides that a company's articles of incorporation may limit or eliminate the personal liability of a director to the corporation or its shareholders for monetary damages for conduct as a director, provided that no such provision shall eliminate the liability of a director for (i) any breach of the directors' duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(iii) any unlawful distribution; or (iv) any transaction from which the director derived an improper personal benefit.

      Our Articles of Incorporation provide that we will indemnify our directors and officers, to the fullest extent permissible under the Oregon Business Corporation Act against all expense liability and loss (including attorney fees) incurred or suffered by reason of service as a director or officer or is or was serving at our request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

      The effect of these provisions is to limit the liability of directors for monetary damages, and to indemnify our directors and officers for all costs and expenses for liability incurred by them in connection with any action, suit or proceeding in which they may become involved by reason of their affiliation with us, to the fullest extent permitted by law. These provisions do not limit our rights or any shareholder's rights to seek non-monetary relief, and do not affect a director's or officer's responsibilities under any other laws, such as securities or environmental laws.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


                             SELLING SHAREHOLDERS

      Since 1995, Umpqua Holdings Corporationand its affiliates granted to certain employees options to purchase shares of common stock under our Stock Option Plan approved by shareholders. Upon exercise of any stock options, common stock was or will be issued: (i) to the exercising option holder in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act of 1933 or (ii) to the exercising option holder under the registration statement of which this Prospectus forms a part. In both cases, the number of shares indicated in this Prospectus will be available for resale by such exercising option holder as a selling shareholder pursuant to this Prospectus.

      As of the date of this Prospectus, options to purchase 460,225 shares of common stock and 8,800 shares of common stock, which were acquired upon the exercise of options, are held by the selling shareholders. The table on the following page sets forth information with respect to the selling shareholders as of April 19, 1999.



                            Number of
                             Shares                         Number of      % of Class
                          Beneficially      Number of     Shares to be        to be
                         Owned Prior to      Shares       Beneficially    Beneficially
                               the            Being      Owned after the   Owned after
Name and Position         Offering (1)     Offered (2)    Offering (3)    the Offering

Raymond P. Davis             310,282         315,225         310,282           4%
President and
Chief Executive Officer

Daniel A. Sullivan           11,200          40,000          11,200             *
Senior Vice President
and Chief Financial
Officer

Gerald L. Pierpoint          16,277          40,000          16,277             *
Senior Vice President/
Eugene Operations

Rodger P. Terrall            14,970          40,000          14,970             *
Senior Vice President
and Chief Lending
Officer

Steven A. May                 9,600          33,800           9,600             *
Senior Vice President/
Retail Banking

-------------------------------------------------------------------------------

*     Less than 1%

(1) Includes all shares of common stock owned by the selling shareholder and shares of common stock which the selling shareholder has the right to acquire, through the exercise of options including those granted under the Plans, within 60 days after March 31, 1999.

(2) Includes shares of common stock acquired or to be acquired by the selling shareholder upon exercise of options granted under our Stock Option Plan.

(3) Assumes all shares being offered will be sold, and that no other shares are acquired or transferred by the selling shareholder.

                            PLAN OF DISTRIBUTION

      Shares are being offered by selling shareholders for their own account. Selling shareholders may sell all or a portion of their shares

      On the NASDAQ National Market System through broker-dealers selected by the selling shareholder at market prices; or

      Through private sales at negotiated prices.

      It is anticipated that sales will be made without payment of any underwriting commissions or discounts, other than brokers' commissions or fees customarily paid in such transactions. Umpqua Holdings Corporation will bear all expenses of the offering, except selling shareholders will pay brokerage fees or commissions and transfer taxes.


                    INTERESTS OF NAMED EXPERTS AND COUNSEL

      Foster Pepper & Shefelman LLP, special counsel to Umpqua Holdings Corporation, is passing upon the validity of the common stock being registered. As of April 19, 1999, a partner of Foster Pepper & Shefelman LLP owns 25,036 shares of common stock.


                          INCORPORATION BY REFERENCE

      The following documents are incorporated by reference in this prospectus:

      (a) The latest annual report of South Umpqua Bank for the fiscal year ended December 31, 1998, filed with the FDIC on Form 10-K.

      (b) All other reports of South Umpqua Bank and Umpqua Holdings Corporation filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since December 31, 1998.

      (c) The description of the common stock for South Umpqua Bank contained in the registration statement filed with the FDIC on Form 10 and declared effective on April 1, 1998, by the FDIC as updated for Umpqua Holdings Corporation by the Description of Securities in
           Item 4 of the Registration Statement of which this Prospectus forms a part.

      All documents subsequently filed pursuant to sections 13, 14, and 15(d) of the Securities Exchange Act of 1934 relating to the common stock, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Prospectus and to be a part of it from the date of filing of those documents.

      Copies of all documents which are incorporated by reference will be provided without charge to anyone to whom this Prospectus is delivered upon a written or oral request to Daniel A. Sullivan at Umpqua Holdings Corporation, 445 S.E. Main Street, Roseburg, Oregon 97470, telephone number (541) 440-3963.

                             AVAILABLE INFORMATION

      Umpqua Holdings Corporation files reports and other information with the Securities and Exchange Commission. Such filed reports, proxy statements and other information can be read and copied by the public at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C., 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding Umpqua Holdings Corporation--the address of that site is http:\\www.sec.gov.

      Umpqua Holdings Corporation is the successor to South Umpqua Bank. South Umpqua Bank filed reports and other information with the FDIC, 550 17th Street, N.W., Washington, D.C. South Umpqua Bank maintains an internet site--the address is http:\\www.southumpqua.com.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roseburg, State of Oregon, on the 26th day of April, 1999.

                               UMPQUA HOLDINGS CORPORATION


                               By:  /s/ Raymond P. Davis
                                    -------------------------------------------
                                    Raymond P. Davis, President and
                                      Chief Executive Officer

                               By:  /s/ Daniel A. Sullivan
                                    -------------------------------------------
                                    Daniel A. Sullivan, Chief Financial Officer


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on April 26, 1999.



By:   /s/ Raymond P. Davis            By:  /s/ Lynn K. Herbert
      -----------------------------        ------------------------------
      Raymond P. Davis                     Lynn K. Herbert
      Director, President and              Director
        Chief Executive Officer

By:   /s/ Allyn C. Ford               By:  /s/ Harold L. Ball
      ----------------------------         ------------------------------
      Allyn C. Ford                        Harold L. Ball
      Director                             Director


By:   /s/ Ronald O. Doan              By:
      -----------------------------        ------------------------------
      Ronald O. Doan                       David B. Frohnmayer
      Director                             Director


By:   /s/ Neil D. Hummel              By:  /s/ Frances Jean Phelps
      -----------------------------        ------------------------------
      Neil D. Hummel                       Frances Jean Phelps
      Director                             Director


By:   /s/ Scott Chambers              By:
      -----------------------------        ------------------------------
      Scott Chambers                       Richard L. Petterson
      Director                             Director

EXHIBIT INDEX

Exhibit 3.1    Articles of Incorporation
Exhibit 3.2    Bylaws
Exhibit 4      Specimen Stock Certificate
Exhibit 5      Opinion of Foster Pepper & Shefelman LLP
Exhibit 23.1   Consent of KPMG Peat Marwick LLP
Exhibit 23.2   Consent of Foster Pepper & Shefelman LLP (Included in Exhibit 5)
Exhibit 99     Umpqua Holdings Corporation Stock Option Plan